Exhibit 10.1
Confidential treatment has been requested for specific terms in this exhibit and those terms have been redacted at the appropriate places. The redacted portions have been filed separately with the Securities and Exchange Commission.
March 16, 2009
[Redacted]
Ladies and Gentleman:
Reference is made to the Trust Indenture dated as of October 2, 2007 among Babcock & Brown Air Funding I Limited, as the Issuer, Deutsche Bank Trust Company Americas, as the Operating Bank and Trustee and as Cash Manager, BNP Paribas as the Initial Liquidity Facility Provider and Ambac Assurance Corporation, as Policy Provider (as amended, supplemented or otherwise modified from time to time, the “Indenture”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture.
Babcock & Brown Air Finance (Cayman) Limited (the “Purchaser”) hereby agrees with you, as seller (“Seller”) and Holder of Class G-1 Floating Rate Asset Backed Notes Series 2007-1 bearing CUSIP number G0755K AA3 (the “Notes”) as follows:
1. Introductory. Seller proposes, subject to the terms and conditions stated herein, to sell to Purchaser $103,008,000.00 original stated principal amount of the Notes, which were originally issued by the Issuer pursuant to the Indenture.
2. Sale and Purchase of the Notes. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this letter agreement, Seller agrees to sell and Purchaser agrees to purchase $103,008,000.00 original stated principal amount of the Notes (the “Purchased Notes”) for a price equal to $48,000,072.13 plus any accrued and unpaid interest thereon (the “Purchase Price”).
Delivery of the Purchased Notes to Purchaser shall be made by Seller on or about March 23, 2009 (or such other earlier date as mutually agreed upon by the parties) (the “Closing Date”) pursuant to and in accordance with the transfer provisions set forth in the Indenture and the Global Note representing the Purchased Notes upon payment therefor of the Purchase Price. The Purchase Price shall be paid to Seller by wire transfer of immediately available funds to the account of Seller at:

ABA #:	[Redacted]
Account #:	[Redacted]
Account Name:	[Redacted]
Bank:	Citibank
Re:
Contact Name:	[Redacted]
Contact Phone:	[Redacted]
3. Representations and Warranties of Purchaser. Purchaser agrees and acknowledges that Seller may rely upon the accuracy and performance of the representations, warranties and agreements of Purchaser contained in this Section 3. Purchaser represents and warrants to Purchaser that:
(a) it is duly organized and validly existing and it has the requisite power and authority to enter into this letter agreement and to carry out the transactions contemplated thereby;

(b) it has duly authorized, executed and delivered this letter agreement, and this letter agreement constitutes a direct, general and unconditional obligation which is legal, valid and binding upon it and, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, receivership, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by application of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and
(c) the execution, delivery and performance by it of this letter agreement does not violate its constitutional documents or any indenture, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it is bound or to which any of its property or assets may be subject or of any applicable law governing its powers.
(d) it has independently made its decision to purchase the Purchased Notes at the Purchase Price without reliance on the Seller.
4. Representations and Warranties of Seller. The Seller agrees and acknowledges that Purchaser may rely upon the accuracy and performance of the representations, warranties and agreements of Seller contained in this Section 4. Seller represents and warrants to Purchaser that:
(a) it is duly organized and validly existing and it has the requisite power and authority to enter into this letter agreement and to carry out the transactions contemplated thereby;
(b) it has duly authorized, executed and delivered this letter agreement, and this letter agreement constitutes a direct, general and unconditional obligation which is legal, valid and binding upon it and, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, receivership, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by application of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);
(c) the execution, delivery and performance by it of this letter agreement does not violate its constitutional documents or any indenture, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it is bound or to which any of its property or assets may be subject or of any applicable law governing its powers; and
(d) Seller is the owner of the Beneficial Interest in the Purchased Notes and to its actual knowledge owns such Beneficial Interests in the Purchased Notes free and clear of any liens or encumbrances.
(e) it has independently made its decision to sell the Purchased Notes at the Purchase Price without reliance on the Purchaser.
5. Purchaser Conditions Precedent. The obligations of Purchaser hereunder are subject to the accuracy, on and as of the date hereof and the Closing Date, the representations and warranties of Seller in this Agreement being true and correct in all material respects and Seller having complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date.
6. Seller Conditions Precedent. The obligations of Seller hereunder are subject to the accuracy, on and as of the date hereof and the Closing Date, the representations and warranties of Purchaser in this letter agreement being true and correct in all material respects and Purchaser having complied with all agreements and satisfied all conditions on its part to be performed (including completion by Purchaser of the trading account set-up procedures with respect to the sale of the Purchased Notes) or satisfied hereunder on or prior to the Closing Date.

7. Survival of Certain Provisions. The representations, warranties, covenants and agreements contained in this letter agreement shall survive (i) the execution and delivery of this letter agreement and the acquisition by Purchaser of the Purchased Notes, (b) the purchase, transfer or sale by Purchaser of any Purchased Notes or portion thereof or interest therein and (c) the acceptance of and payment for any of the Purchased Notes. All statements contained in any certificate or other instrument delivered by or on behalf of any party hereto pursuant to this letter agreement shall be deemed to have been relied upon by each other party hereto regardless of any investigation made by or on behalf of any such party. This letter agreement embodies the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof.
8. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and delivered by hand or sent by mail, overnight courier or telefax to the addresses set forth below:
if to Purchaser:
Babcock & Brown Air Finance (Cayman) Limited
c/o Maples Corporate Services Limited
PO Box 309
Ugland House
Grand Cayman
KY1-1104, Cayman Islands
T: 345 949 8066
F: 345 949 8080
with copy to:
Babcock & Brown Air Finance (Cayman) Limited
c/o Babcock & Brown Aircraft Management
One Letterman Drive, Bldg D
San Francisco, CA 94129
Attn: General Counsel
T: 415-512-1515
F: 415-267-1500
if to Seller:
[Redacted]
9. Successors. This letter agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors.
10. Severability. Any provision of this letter agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

11. Waiver of Jury Trial. Purchaser and Seller each hereby waives trial by jury in any action brought on or with respect to this letter agreement.
12. Governing Law. This letter agreement has been delivered in the State of New York and shall be in all respects governed and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance. The parties hereto hereby submit to the nonexclusive jurisdiction if the federal and state courts of competent jurisdiction in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this letter agreement or the transactions contemplated hereby.
13. Counterparts. This letter agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
14. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part if, or to affect the meaning or interpretation of, this letter agreement.
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If the foregoing is in accordance with your understanding of this letter agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between us and you in accordance with its terms.

Very Truly Yours, BABCOCK & BROWN AIR FINANCE (CAYMAN) LIMITED
By:	/s/ Wesley Dick
	Name:	Wesley Dick
	Title:	Director

ACCEPTED AND AGREED:

[Redacted]
By:	/s/ [Redacted]
	Name:	[Redacted]
	Title:	[Redacted]

By:	/s/ [Redacted]
	Name:	[Redacted]
	Title:	[Redacted]